SCHEDULE 14C INFORMATION

             INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Check the appropriate box:
  |_|  Preliminary information statement.  |_|  Confidential, for use of the Commissioner
  |X|  Definitive information statement.        only (as permitted by Rule 14c-5(d)(2))


                           WILSHIRE MUTUAL FUNDS, INC.
                           ---------------------------
                (Name of Registrant as Specified in Its Charter)


Payment of Filing Fee (Check the appropriate box):

       |X| No fee required.

       |_| Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

                  (1) Title of each class of securities to which transaction applies: N/A

                  (2) Aggregate number of securities to which transaction applies: N/A

                  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): N/A

                  (4) Proposed maximum aggregate value of transaction: N/A

                  (5) Total fee paid: $0

       |_| Fee paid previously with preliminary materials. N/A

       |_| Check box if any part of the fee is offset as provided by Exchange
           Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

                  (1) Amount Previously Paid: N/A

                  (2) Form, Schedule or Registration Statement No.:  N/A

                  (3) Filing Party:  N/A

                  (4) Date Filed:  N/A

                IMPORTANT NEWS ABOUT WILSHIRE MUTUAL FUNDS, INC.



December 17, 2004


Dear Stockholders of the Large Company Growth and Small Company Value
Portfolios:


The Board of Directors of Wilshire Mutual Funds, Inc. (the "Company") has unanimously approved the termination of the sub-advisory agreements with Putnam Advisory Company, LLC and Grantham, Mayo, Van Otterloo & Co., LLC with respect to the Large Company Growth Portfolio, effective September 30, 2004. The Board has approved the appointment of Goldman Sachs Asset Management and Transamerica Investment Management, LLC as sub-advisers to the Large Company Growth Portfolio effective September 30, 2004. The Board has also approved the appointment of NWQ Investment Management Company, LP as an additional sub-adviser to the Small Company Value Portfolio, which commenced services to the Portfolio on October 18, 2004.

Los Angeles Capital Management and Equity Research, Inc. will continue as a sub-adviser to portions of the Large Company Growth Portfolio and Small Company Value Portfolio along with the new sub-advisers. Wilshire Associates Incorporated, the Company's investment adviser, continues to oversee the sub-advisers.

The next few pages of this package feature more information about the new sub-advisers, including their investment processes and styles. Please take a few moments to read them and call us at 1-888-200-6796 if you have any questions.

On behalf of the Board of Directors, I thank you for your continued investment in the Wilshire Mutual Funds.

Sincerely,

[GRAPHIC OMITTED]
/s/ Michael J. Napoli
Michael J. Napoli

President

                           WILSHIRE MUTUAL FUNDS, INC.


                              INFORMATION STATEMENT


                             TO STOCKHOLDERS OF THE

                         LARGE COMPANY GROWTH PORTFOLIO
                                       AND
                          SMALL COMPANY VALUE PORTFOLIO


This document is an Information Statement and is being furnished to stockholders of the Large Company Growth Portfolio and the Small Company Value Portfolio (collectively, the "Portfolios"), each a series of Wilshire Mutual Funds, Inc. (the "Company"), in lieu of a proxy statement pursuant to the terms of an exemptive order issued by the Securities and Exchange Commission (the "SEC"). Wilshire Associates Incorporated ("Wilshire") serves as the investment adviser for the Company. The exemptive order permits Wilshire and the Board of Directors of the Company (the "Board") to employ additional sub-advisers, terminate sub-advisers, or modify sub-advisory agreements without prior approval of the Company's stockholders.

Under the SEC order, if Wilshire and the Board retain a new sub-adviser or materially change an existing sub-advisory agreement between Wilshire and a sub-adviser, Wilshire is required to provide an Information Statement to stockholders of the affected portfolios of the Company explaining any changes and disclosing the aggregate fees paid to the sub-advisers as a result of those changes. The sub-advisory agreements are reviewed annually by the Board.

This Information Statement will be mailed on or about December 28, 2004 to the stockholders of the Portfolios of record as of November 1, 2004 (the "Record Date"). The Portfolios will bear the expenses incurred in connection with preparing this Information Statement. As of the Record Date, 18,920,017 shares of the Large Company Growth Portfolio and 1,793,772 shares of the Small Company Value Portfolio were issued and outstanding. Information on stockholders who owned beneficially more than 5% of the shares of each Portfolio as of the Record Date is set forth in Appendix A. To the knowledge of Wilshire, the executive officers and directors of the Company as a group owned less than 1% of the outstanding shares of each Portfolio and of the Company as of the Record Date.



       WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND
                                  US A PROXY.

APPOINTMENT OF NEW SUB-ADVISERS TO THE COMPANY

On September 8, 2004, the Board approved Goldman Sachs Asset Management ("GSAM") and Transamerica Investment Management, LLC ("TIM") to provide sub-advisory services with respect to portions of the Large Company Growth Portfolio commencing on September 30, 2004. GSAM and TIM replaced Putnam Advisory Company, LLC ("Putnam") and Grantham, Mayo, Van Otterloo & Co., LLC ("GMO") as sub-advisers to the Portfolio. On September 8, 2004, Wilshire recommended and the Board approved termination of Putnam as a result of the resignations of two of the portfolio managers responsible for managing Putnam's portion of the Portfolio, and of GMO, as a result of an increasing value bias in GMO's portion of the Portfolio, effective September 30, 2004. GSAM and TIM join Los Angeles Capital Management and Equity Research, Inc. ("LA Capital"), the current sub-adviser of the Large Company Growth Portfolio, which continues to provide sub-advisory services with respect to a portion of the Portfolio.

The Board also approved NWQ Investment Management Company, LP ("NWQ") (collectively, with GSAM and TIM, the "New Sub-Advisers," and together with LA Capital, the "Sub-Advisers") to provide sub-advisory services with respect to a portion of the Small Company Value Portfolio. NWQ commenced services to the Portfolio on October 18, 2004, and joins LA Capital, the current sub-adviser of the Small Company Value Portfolio, which will continue to provide sub-advisory services to a portion of the Portfolio. Wilshire continues to oversee all of the sub-advisers to all of the Portfolios.

No officers or Directors of the Company are officers, employees, directors, general partners or shareholders of any of the New Sub-Advisers. In addition, since January 1, 2004, the beginning of the Company's last fiscal year, no Director of the Company has had, directly or indirectly, a material interest, material transaction or material proposed transaction to which any of the New Sub-Advisers, any parent or subsidiary of the New Sub-Advisers or any subsidiary of a parent of such entities was or is to be a party.

At its September 8, 2004 meeting, in connection with its review of the Company's sub-advisory agreements with the New Sub-Advisers, the Board evaluated information provided by Wilshire and the New Sub-Advisers in accordance with
Section 15(c) of the Investment Company Act of 1940, as amended (the "1940 Act"). The Board considered a number of factors in approving each of the new sub-advisory agreements, including the favorable past performance records of similar accounts managed by personnel of the New Sub-Advisers who would be managing the Portfolios, and information regarding the New Sub-Advisers' respective ownership structures, investment management experience, personnel, clients, assets under management, compliance procedures, and investment philosophies and processes. The Board determined that the fees under the new sub-advisory agreements were fair and reasonable for the services provided by each of the New Sub-Advisers to the respective Portfolios and that the total investment advisory fees for each of the Portfolios were competitive with fees paid by other similar mutual funds to other advisers.

GOLDMAN SACHS ASSET MANAGEMENT

Wilshire has entered into a sub-advisory agreement with GSAM, effective September 30, 2004, to manage a portion of the Large Company Growth Portfolio, subject to the supervision of Wilshire and the Board. GSAM's portion of the Large Company Growth Portfolio will be managed by GSAM's Global Quantitative Equity Team ("GQET"), which is headed by Robert C. Jones, CFA and Melissa R. Brown, CFA. Mr. Jones is a Managing Director and Chief Investment Officer of GSAM, and brings over 20 years of investment experience to his work in managing the GQET. He developed the original model and investment process for the GQET in the late 1980s, and has been responsible for overseeing its continued development and evolution. Ms. Brown is the Senior Portfolio Manager responsible for U.S. portfolios managed by the GQET. She has over 20 years' experience in the industry. For the 15 years prior to joining Goldman in 1998, she was the Director of Quantitative Equity Research for Prudential Securities, where her primary function was to research, develop and deliver stock valuation analyses and ratings as well as an overall quantitative market perspective. GSAM is located at 32 Old Slip, 23rd Floor, New York, New York 10005, and as of June 30, 2004, managed approximately $375.8 billion in assets.

GSAM seeks a diversified portfolio of equity investments in large-cap U.S. issuers that are expected to have better prospects for earnings growth than the growth rate of the general domestic economy. Dividend income is a secondary consideration. GSAM's strategy emphasizes a company's growth prospects in analyzing equity investments to be purchased. Investments are selected using both a variety of quantitative techniques and fundamental research in seeking to maximize the portfolio's expected return, while maintaining risk, style, capitalization and industry characteristics similar to the Russell 1000 Growth Index. GSAM's investments in fixed-income securities are limited to securities that are considered cash equivalents.

TRANSAMERICA INVESTMENT MANAGEMENT, LLC

Wilshire has entered into a sub-advisory agreement with TIM, effective September 30, 2004, to manage a portion of the Large Company Growth Portfolio, subject to the supervision of Wilshire and the Board. Day-to-day management of TIM's portion of the Large Company Growth Portfolio is the responsibility of portfolio manager Jeffrey S. Van Harte, CFA, who is an Executive Vice President and the Head of Equity Investments at TIM. He has served as Lead Manager of the Transamerica Large Growth strategy since April, 1984. He is the Lead Manager for the Transamerica Premier Equity Fund and also manages sub-advised funds and institutional separate accounts in TIM's large growth discipline. Prior to his portfolio management responsibilities at TIM, Mr. Van Harte was a securities analyst and trader for Transamerica Investment Services. He joined Transamerica in 1980 and has 24 years of investment experience. TIM is located at 1150 South Olive St., 27th Floor, Los Angeles, California 90015, and as of June 30, 2004, managed approximately $19 billion in assets.

In pursuit of growth of capital, TIM's large-cap growth portfolios invest in a select number of first-in-class companies as determined by the companies' own strong fundamentals. Companies must be well positioned to benefit from change but not highly valued relative to the inherent opportunity. TIM's large cap growth portfolios seek holdings with distinct competitive advantages sustainable over five to ten years, prudent and visionary management that acts in the best interest of shareholders, high levels of discretionary cash flow and high returns on capital. TIM seeks to identify value-creating trends early, before the market does. TIM's philosophy centers on the belief that the market favors companies that invest at returns above their cost of capital over the long run, and that these companies create value for their shareholders regardless of share price volatility and can outperform the market over long periods of time.

In order to maximize the potential for gain, TIM may make meaningful investments (positions may be 3% to 4% of assets) in individual companies that have been vetted by its proprietary research process. TIM believes that building concentrated portfolios allows TIM to invest only in companies about which it has the strongest convictions and permits TIM to devote more attention to each issue in the portfolio as it evolves.

NWQ INVESTMENT MANAGEMENT COMPANY, LP

Wilshire has entered into a sub-advisory agreement with NWQ, effective October 18, 2004, to manage a portion of the Small Company Value Portfolio, subject to the supervision of Wilshire and the Board. Jon D. Bosse, CFA and Phyllis G. Thomas, CFA will be co-portfolio managers of NWQ's portion of the Portfolio. Mr. Bosse is Chief Investment Officer and a Managing Director of NWQ. Prior to joining NWQ in 1996, Mr. Bosse spent ten years with ARCO Investment Management Company where, in addition to managing a value-oriented fund, he was Director of Equity Research. Previously, he spent four years with ARCO in Corporate Finance. Ms. Thomas, a Managing Director of NWQ, joined NWQ in 1990, and previously managed institutional portfolios for The Boston Company and Standard Investment Management Company. NWQ is located at 2049 Century Park East, 4th Floor, Los Angeles, California 90067, and as of June 30, 2004, managed approximately $20.9 billion in assets.

NWQ's small-cap value philosophy is to provide superior risk-adjusted returns through an analyst-driven value-oriented process. NWQ invests in companies which it believes are undervalued and where catalysts exist to unlock value or improve profitability. Such catalysts can be new management, improving fundamentals, renewed management focus, industry consolidation or company restructuring. Catalysts can also include free options, which NWQ defines as hidden assets that are not being correctly valued by the market. In NWQ's view, the success of each company is based upon its own merits and catalyst rather than being dependent on market movement or the success of a specific industry. Investment decisions are made on an opportunistic basis, capitalizing on situations created by investor over-reaction, misperception and short-term focus. NWQ looks for low expectation stocks that it believes possess very positive risk/reward characteristics and may be overlooked by Wall Street.

NWQ's stock selection process is driven by rigorous bottom-up fundamental research that begins with a universe encompassing approximately 2,000 companies. Special situation stocks, including American Depository Receipts, are occasionally included in the universe. Quantitative measures include price-to-cash flow, price-to-sales, price-to-earnings, price-to-book and earnings quality. Qualitatively, NWQ focuses on management strength, corporate strategy, competitive position and shareholder value orientation. NWQ does extensive bottom-up research on each current and potential common stock holding, having direct contact with corporate management and assessing the expected risk/reward ratio of an investment to determine the absolute downside versus the expected upside.

AGGREGATE FEES

Wilshire's annual advisory fees for the Large Company Growth and Small Company Value Portfolios are 0.75% and 0.85% of the respective Portfolio's average daily net assets. For the fiscal period ended December 31, 2003, the Company paid Wilshire $2,617,237 in advisory fees for the Large Company Growth Portfolio and $52,919 in advisory fees for the Small Company Value Portfolio. These fees reflect a partial waiver of advisory fees by Wilshire of 0.25% and 0.60% of average daily net assets of the Large Company Growth Portfolio and Small Company Value Portfolios, respectively. On April 1, 2003, Wilshire terminated the fee waiver for the Large Company Growth Portfolio in connection with its engagement of new sub-advisers to the Portfolio. Advisory fees payable before the waivers were $3,008,304 for the Large Company Growth Portfolio and $179,925 for the Small Company Value Portfolio. Effective July 22, 2004, Wilshire has voluntarily waived advisory fees and reimburse expenses of the Small Company Value Portfolio so that total annual portfolio operating expenses will not exceed 1.50% for each class of shares.

All sub-advisory fees will be paid by Wilshire and not the Company. The fees paid by Wilshire to each Sub-Adviser depend on the fee rates negotiated with Wilshire and on the percentage of the respective Portfolio's assets allocated to the Sub-Adviser by Wilshire. Because Wilshire pays the Sub-Advisers' fees out of its own fees received from the Portfolios, there is no "duplication" of advisory fees paid. THERE WILL BE NO INCREASE IN ADVISORY FEES TO THE PORTFOLIOS AND THEIR STOCKHOLDERS IN CONNECTION WITH THE ADDITION OF THE NEW SUB-ADVISERS TO THE PORTFOLIOS.

TERMS OF SUB-ADVISORY AGREEMENTS

The sub-advisory agreements will continue in force until September 30, 2005, unless sooner terminated as provided in certain provisions contained in those agreements. Each such sub-advisory agreement will continue in force from year to year thereafter with respect to each Portfolio so long as it is specifically approved for each Portfolio at least annually in the manner required by the 1940 Act.

Each of the sub-advisory agreements will automatically terminate in the event of its assignment (as defined in the 1940 Act) and may be terminated with respect to the relevant Portfolio at any time without payment of any penalty by Wilshire or the appropriate Sub-Adviser on sixty days prior written notice to the other party. Each of the sub-advisory agreements may also be terminated with respect to the relevant Portfolio at any time without payment of any penalty by action of the Board or by a vote of a majority of the outstanding voting securities of such Portfolio (as defined by the 1940 Act) on sixty days prior written notice to the appropriate Sub-Adviser by the Company. A sub-advisory agreement also may be terminated with respect to the relevant Portfolio at any time upon written notice, without payment of any penalty, by Wilshire, the Board, or a vote of a majority of the outstanding voting securities of such Portfolio if the appropriate Sub-Adviser or any officer or director of the Sub-Adviser has breached any representation or warranty in the sub-advisory agreement or has taken any action which results in a material breach of the covenants of the Sub-Adviser under the sub-advisory agreement. Each sub-advisory agreement will automatically terminate with respect to the relevant Portfolio if the Investment Advisory Agreement between Wilshire and the Company with respect to such Portfolio is terminated, assigned or not renewed.

ADDITIONAL DISCLOSURE REGARDING THE SUB-ADVISERS

Each Sub-Adviser may allocate orders for purchase and sale transactions to any affiliated broker-dealer in connection with the purchase or sale of securities. As of November 30, 2004, the only Sub-Adviser, which routinely traded through an affiliated broker-dealer was GSAM. While GSAM trades through an affiliated broker, such trades are subject to Rule 17e-1 under the 1940 Act, which requires that fees paid to brokers be reasonable, fair and comparable to fees paid to other brokers in similar transactions.

GSAM. Goldman Sachs Asset Management, L.P. is a subsidiary of The Goldman Sachs Group, Inc. The Goldman Sachs Group, Inc. is the General Partner and Goldman Sachs Global Holdings LLC is the limited partner of GSAM.

The names and principal occupations of the principal executive officers and each director of GSAM, all located at 32 Old Slip, 23rd Floor, New York, NY 10005, are listed below:

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  NAME                 TITLE / PRINCIPAL OCCUPATION
--------------------------------------------------------------------------------------------------
Peter Kraus            Managing Director, Co-Head of the Investment Management Division
--------------------------------------------------------------------------------------------------
Eric Schwartz          Managing Director, Co-Head of the Investment Management Division
--------------------------------------------------------------------------------------------------
Jonathan Beinner       Managing Director, Chief Investment Officer, Co-head of Global Fixed
                       Income and Money Markets
--------------------------------------------------------------------------------------------------
Tom Kenny              Managing Director, Co-Head Global Fixed Income and Money Markets
--------------------------------------------------------------------------------------------------
Robert Litterman       Managing Director, Director of Quantitative Resources Group
--------------------------------------------------------------------------------------------------
George Walker          Managing Director, Head of Alternative Investment Strategies
--------------------------------------------------------------------------------------------------
Kaysie Uniacke         Managing Director, Head of US Distribution
--------------------------------------------------------------------------------------------------
Suzanne Donohoe        Managing Director, Head of European Distribution, Co-Head of Europe
--------------------------------------------------------------------------------------------------
Stephen Fitzgerald     Managing Director, Co-Head of IMD Asia
--------------------------------------------------------------------------------------------------
Ted Sotir              Managing Director, Co-Head of Europe; Global Chief Administrative Officer
--------------------------------------------------------------------------------------------------

Certain information provided by GSAM regarding the Goldman Sachs CORE Large Cap Growth Fund (Institutional Shares) for which GSAM acts as sub-adviser and which has an investment objective similar to that of the Large Company Growth Portfolio is as follows:

        --------------------------------------------------------------------
        FEE SCHEDULE                       NET ASSETS AS OF 9/30/04
        --------------------------------------------------------------------
        0.45% on first $50 million         $113.2 million
        0.35% on next $50 million
        0.30% on next $100 million
        0.25% thereafter
        --------------------------------------------------------------------

TIM. Transamerica Investment Management, LLC, is a Delaware limited liability company. TIM is wholly-owned by Transamerica Corporation, which in turn is owned by Aegon, N.V., a Netherlands-based, publicly traded company.

The names and principal occupations of the principal executive officers and each director of TIM, all located at 1150 South Olive St., 27th Floor, Los Angeles, California 90015, are listed below.
-------------------------------------------------------------------------------
 NAME                TITLE / PRINCIPAL OCCUPATION
-------------------------------------------------------------------------------
 John Riazzi         Chief Executive Officer
-------------------------------------------------------------------------------
 Gary Rolle          President/Chief Investment Officer
-------------------------------------------------------------------------------
 Jeff Van Harte      Senior Vice President/Head of Equities
-------------------------------------------------------------------------------
 Larry Norman        Director/Investment Management
-------------------------------------------------------------------------------
 John R. Kenney      Director/Investment Management
-------------------------------------------------------------------------------
 Brian Scott         Director/Investment Management
-------------------------------------------------------------------------------

Certain information provided by TIM regarding the Standard Life Fund for which TIM acts as sub-adviser and which has an investment objective similar to that of the Large Company Growth Portfolio is as follows:

        ---------------------------------------------------------------------
        FEE SCHEDULE                       NET ASSETS AS OF 9/30/04
        ---------------------------------------------------------------------
        0.325% on first $250 million       $27 Million
        0.30% on next $250 million
        0.25% on next $250 million
        0.20% thereafter
        ---------------------------------------------------------------------

NWQ. NWQ Investment Management Company LLC, a Delaware limited liability company, is a majority-held affiliate of Nuveen Investments Inc., a publicly traded company, of which 77% is owned by St. Paul Travelers Companies, a publicly held company. Nuveen Investments Inc. is located at 333 West Wacker Drive, Chicago, IL 60606.

The names and principal occupations of the principal executive officers and each director of NWQ, all located at 2049 Century Park East, 4th Floor, Los Angeles, California 90067, are listed below.

-------------------------------------------------------------------------------
 NAME                   TITLE / PRINCIPAL OCCUPATION
-------------------------------------------------------------------------------
Bosse, Jon D.           Chief Investment Officer, Managing Director, Portfolio
                        Manager/Analyst
-------------------------------------------------------------------------------
Friedel, E.C. (Ted)     Managing Director, Investment Strategist/Portfolio
                        Manger/Analyst
-------------------------------------------------------------------------------
Mendez, Michael C.      President and Chief Executive Officer
-------------------------------------------------------------------------------
Slaven, Mary-Gene       Managing Director, Director of Administration
-------------------------------------------------------------------------------

Certain information provided by NWQ regarding the Roszel NWQ Small Cap Value Portfolio for which NWQ acts as sub-adviser and which has an investment objective similar to that of the Small Company Value Portfolio is as follows:


-----------------------------------------------------------------
FEE SCHEDULE                    NET ASSETS AS OF 9/30/04
-----------------------------------------------------------------
0.40% on first $200 million     $5.9 Million

-----------------------------------------------------------------

                               GENERAL INFORMATION

The principal executive offices of the Company and Wilshire are located at 1299 Ocean Avenue, Suite 700, Santa Monica, CA 90401. The Company's administrator and transfer and dividend disbursing agent is PFPC Inc., 760 Moore Road, King of Prussia, Pennsylvania 19406-1212. The Company's distributor is PPPC Distributors, Inc., located at the same address. The Company's custodian is Northern Trust Company, located at 50 South LaSalle Street, Chicago, Illinois 60675. The Company's counsel and the counsel to the independent Board members is Paul, Hastings, Janofsky & Walker LLP, 515 South Flower Street, Los Angeles, California 90071.


THE COMPANY WILL FURNISH, WITHOUT CHARGE, A COPY OF THE MOST RECENT ANNUAL REPORT AND SEMI-ANNUAL REPORT TO SHAREHOLDERS OF THE COMPANY UPON REQUEST. REQUESTS FOR SUCH REPORTS SHOULD BE DIRECTED TO WILSHIRE MUTUAL FUNDS, INC., C/O PFPC INC., P.O. BOX 9807, PROVIDENCE, RHODE ISLAND 02940, OR BY CALLING 1-888-200-6796.

                                   APPENDIX A

           SHAREHOLDERS OWNING BENEFICIALLY OR OF RECORD MORE THAN 5%
                      OF THE LARGE COMPANY GROWTH PORTFOLIO
                             INVESTMENT CLASS SHARES

-------------------------------------------------------------------------------
                                           PERCENTAGE OF SHARES OWNED AS OF
SHAREHOLDER NAME AND ADDRESS               NOVEMBER 1, 2004
-------------------------------------------------------------------------------
Charles Schwab & Co.                                  69.70%
Attn:  Mutual Funds
Reinvest Account
101 Montgomery Street
San Francisco, CA 94104
-------------------------------------------------------------------------------


           SHAREHOLDERS OWNING BENEFICIALLY OR OF RECORD MORE THAN 5%
                      OF THE LARGE COMPANY GROWTH PORTFOLIO
                           INSTITUTIONAL CLASS SHARES

--------------------------------------------------------------------------------
                                               PERCENTAGE OF SHARES OWNED AS OF
SHAREHOLDER NAME AND ADDRESS                   NOVEMBER 1, 2004
--------------------------------------------------------------------------------
Charles Schwab & Co.                                  35.56%
Attn:  Mutual Funds
Reinvest Account
101 Montgomery Street
San Francisco, CA 94104
--------------------------------------------------------------------------------
Horace Mann Life Insurance Company Separate Account
1 Horace Mann Plaza                                   13.27%
Springfield, IL 62715
--------------------------------------------------------------------------------

           SHAREHOLDERS OWNING BENEFICIALLY OR OF RECORD MORE THAN 5%
                      OF THE SMALL COMPANY VALUE PORTFOLIO
                             INVESTMENT CLASS SHARES

-------------------------------------------------------------------------------
                                           PERCENTAGE OF SHARES OWNED AS OF
SHAREHOLDER NAME AND ADDRESS               NOVEMBER 1, 2004
-------------------------------------------------------------------------------
Charles Schwab & Co.                                  30.00%
Mutual Funds Dept.
Reinvest Account
101 Montgomery St.
San Francisco, CA 94104
-------------------------------------------------------------------------------
National Investor Services Corp.                      10.09%
Exclusively FBO Customers
55 Water Street
32nd Floor
New York, NY 10041
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Horace Mann Life Insurance Company
1 Horace Mann Plaza                                    9.63%
Springfield, IL 62715
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           SHAREHOLDERS OWNING BENEFICIALLY OR OF RECORD MORE THAN 5%
                      OF THE SMALL COMPANY VALUE PORTFOLIO
                           INSTITUTIONAL CLASS SHARES

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                                           PERCENTAGE OF SHARES OWNED AS OF
SHAREHOLDER NAME AND ADDRESS               NOVEMBER 1, 2004
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Cincinnati Bell Collectively                          70.43%
Bargained Retirees Health Care TR
Mail Location : 102-732
201 E 4th St.
Cincinnati, OH 45202
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Charles Schwab & Co.                                  16.24%
Mutual Fund Department
Reinvest Account
101 Montgomery Street,
San Francisco, CA 94104
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WIL12/04
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